EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-276183) of MeiraGTx Holdings plc,
(2)	Registration Statement (Form S-3 No. 333-273675) of MeiraGTx Holdings plc,
(3)	Registration Statement (Form S-3 No. 333-273672) of MeiraGTx Holdings plc,
(4)	Registration Statement (Form S-3 No. 333-232527) of MeiraGTx Holdings plc,
(5)	Registration Statement (Form S-3 No. 333-232677) of MeiraGTx Holdings plc,
(6)	Registration Statement (Form S-8 No. 333-225535) pertaining to the 2016 Equity Incentive Plan, 2018 Incentive Award Plan and 2018 Employee Share Purchase Plan of MeiraGTx Holdings plc, and
(7)	Registration Statement (Form S-8 No. 333-257164) pertaining to the 2018 Incentive Award Plan and 2018 Employee Share Purchase Plan of MeiraGTx Holdings plc;

of our report dated March 15, 2024, with respect to the consolidated financial statements of MeiraGTx Holdings plc included in this Annual Report (Form 10-K) of MeiraGTx Holdings plc for the year ended December 31, 2023.

/s/ Ernst & Young LLP

Jericho, New York

March 15, 2024